                                                                    EXHIBIT 99.1

Contacts:         For Media:        Kevin Foley
                                    (212) 578-4132

                  For Investors:    Eric Steigerwalt
                                    (212) 578-8670

                  METLIFE ANNOUNCES THIRD QUARTER 2000 RESULTS

NEW YORK, November 7, 2000 - MetLife, Inc. (NYSE: MET) today reported a 26% increase in after-tax operating earnings to $384 million for the three months ended September 30, 2000 from $305 million for the same period in 1999. Diluted operating earnings per share for the third quarter of 2000 were $0.49, compared with $0.39, on a pro-forma basis, for the same period last year.

Adjusted after-tax operating earnings for the first nine months of 2000 increased 21% to $1.14 billion from $937 million in the prior year period. Adjusted after-tax operating earnings for the first nine months of 2000 exclude a one-time payout to transferred Canadian policyholders of $327 million associated with Metropolitan Life Insurance Company's demutualization. Adjusted after-tax operating earnings for the prior year period exclude a one-time charge of $317 million associated with a previously disclosed litigation settlement.

"Year over year we have shown strong growth in operating earnings per share, which we fully anticipate will carry through for the remainder of the year," said Robert H. Benmosche, chairman and chief executive officer.

Net income for the third quarter of 2000 was $241 million, or $0.31 per share, on a diluted basis, compared with $242 million, or $0.31 per share, on a pro-forma basis, for the third quarter of 1999. The net income for the 2000 quarter includes net realized investment losses of $143 million, net of income taxes. The net income for the 1999 quarter includes demutualization expenses of $33 million and surplus taxes of $30 million.

THIRD QUARTER SEGMENT RESULTS

Individual Business

Individual Business operating earnings for the quarter increased 41% to $194 million, compared with $138 million in the prior year period. Solid increases in net investment income contributed, in large part, to earnings improvements. Total premiums and deposits increased 19% to $3.31 billion from $2.77 billion from the year-ago quarter. Total first year life insurance premiums and deposits were $201 million, up 28% from the third quarter of 1999. First year premiums and deposits for variable and universal life insurance products were $158 million, up 46% from the

                                    - more -
same period in 1999. Annuity deposits were $1.29 billion, up 14% over the prior year period. The Individual Business sales forces sold $1.03 billion in mutual funds, compared with $972 million in third quarter 1999. The Individual Business results reflect continued sales growth from the company's existing distribution channels, including contributions from the GenAmerica Corporation channels MetLife acquired in January 2000.

Excluding the contributions from GenAmerica, total first year life insurance premiums and deposits were up 20%, first year premiums and deposits for variable and universal life insurance products increased 37% and annuity deposits fell 10% from the prior year period. While life insurance premiums and deposits continued to show strong growth, annuity deposits suffered, in part, because of customer concerns over volatile markets.

Institutional Business

Institutional Business operating earnings were $159 million for the third quarter, up 31% from $121 million for the prior year period. Total premiums, fees and other revenues were up 17% to $1.98 billion from $1.69 billion reported in third quarter of 1999. Operating earnings from group life increased 47% over the prior year period while operating earnings from non-medical health and other increased nearly five-fold over a weak prior year period. Retirement and savings operating earnings decreased 17% from the year-ago period partially due to higher expense levels in the defined contribution business. Premiums, fees and other revenues for the non-medical health and other category increased 28% to $617 million during the quarter from $482 million for the prior year period. Group life premiums, fees and other revenues increased 10% to $1.11 billion over the year-ago period.

Auto & Home

MetLife's Auto & Home segment reported operating earnings of $10 million for the third quarter 2000 and for the third quarter of 1999. Costs associated with the integration of the St. Paul personal lines property and casualty business acquired in 1999, as well as catastrophe losses from storms in the Midwest, offset improvements in this segment's operating earnings. A major portion of the catastrophe losses was late claims from storms originally reported in the second quarter of 2000.

International

In the third quarter, operating earnings from international operations were $5 million versus a break-even quarter in the year-ago period.

Reinsurance

Operating earnings from this business segment were $16 million for the quarter. The company established a reinsurance segment in the first quarter of this year as a result of the acquisition of GenAmerica which resulted in the company's 58% ownership interest in Reinsurance Group of America (NYSE:RGA).

                                    - more -

Asset Management

Operating earnings for the asset management segment were $9 million for the third quarter of 2000, down from $13 million in the year-ago period. On October 30, 2000, the company announced the completion of the sale of its 48% interest in Nvest, L.P. and Nvest Companies, L.P. to wholly-owned subsidiaries of CDC Asset Management. The company received $858 million in proceeds from the sale.

CORPORATE EVENTS

Share Repurchase

For the quarter ended September 30, 2000, the company repurchased approximately
7.9 million shares of common stock at an aggregate cost of approximately $193 million through the MetLife Policyholder Trust and the company's share repurchase program. From April to September 30, 2000, the company has bought back approximately 19.2 million shares at an aggregate cost of approximately $407 million.

Earnings Conference Call

MetLife will hold a conference call later this morning from 11:00 a.m. to 12:00 p.m. (EST) to discuss the third quarter results. A Webcast of the call will be available over the Internet at either www.metlife.com (click on the "Investors Relations for MetLife, Inc." tab) or www.streetfusion.com. Those who want to listen to the call should go to the Web site at least fifteen minutes early to register, and download and install any necessary audio software.

The conference call will be available for replay via telephone and Internet beginning at 2:00 p.m. (EST) on November 7, 2000 until Monday, November 13, 2000, at 5:00 p.m. (EST). To listen to a replay of the conference call over the telephone, dial 1-888-790-3813 (domestic callers) or 1-815-394-2809
(international callers). To access the replay of the conference call over the Internet, visit the above-mentioned Web sites.

MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and group customers. The MetLife companies serve approximately nine million individual households in the U.S. and companies and institutions with 33 million employees and members. It also has international insurance operations in 12 countries.

                                      # # #

This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company's operations and financial results and the business and the products of the company, as well as other statements including words such as "anticipate", "believe", "plan", "estimate", "expect", "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

                                    - more -

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (iv) catastrophe losses; (v) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (vi) downgrades in the company's affiliates' claims paying ability or financial strength ratings; (vii) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (viii) adverse litigation or arbitration results and (ix) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

For a copy of our Quarterly Financial Supplement, please visit our Web site (www.metlife.com).

                                 MetLife, Inc.
             Consolidated Statements of Adjusted Operating Earnings
                                   Unaudited
                          (Dollar amounts in millions)

                                                               Three months ended            Nine months ended
                                                                 September 30,                  September 30,
                                                             ----------------------        ----------------------
                                                              2000           1999           2000           1999
                                                             -------        -------        -------        -------
Premiums and fees                                            $ 4,418        $ 3,306        $13,313        $ 9,743
Net investment income                                          2,946          2,382          8,653          7,189
Other revenues                                                   653            531          1,995          1,579
                                                             -------        -------        -------        -------
                                                               8,017          6,219         23,961         18,511
                                                             -------        -------        -------        -------

Policyholder benefits, claims and dividends                    4,589          3,607         13,852         10,791
Interest credited to policyholder account balances               754            625          2,175          1,833
Other expenses                                                 2,089          1,509          6,515          4,930
                                                             -------        -------        -------        -------
                                                               7,432          5,741         22,542         17,554
                                                             -------        -------        -------        -------

Operating earnings, before provision for income taxes            585            478          1,419            957
Provision for income taxes                                       201            173            609            337
                                                             -------        -------        -------        -------
OPERATING EARNINGS                                           $   384        $   305        $   810        $   620
                                                             =======        =======        =======        =======

Cash payments - transferred Canadian policyholders              --             --              327           --
Global litigation settlement (net of income taxes)              --             --             --              317
                                                             -------        -------        -------        -------
ADJUSTED OPERATING EARNINGS                                  $   384        $   305        $ 1,137        $   937
                                                             =======        =======        =======        =======

                                 MetLife, Inc.
                              Financial Highlights
                                   Unaudited
              (Dollar amounts in millions, unless otherwise noted)

                                                                        At or for the                At or for the
                                                                         three months                  nine months
                                                                      ended September 30,          ended September 30,
                                                                      --------------------        ---------------------
                                                                       2000          1999          2000           1999
                                                                      ------        ------        ------         ------
Other Financial Data:
  Adjusted operating earnings                                         $  384        $  305        $1,137         $  937
  Operating earnings                                                  $  384        $  305        $  810         $  620
  Net income                                                          $  241        $  242        $  362         $  351
  Total assets under management (billions)                            $  423        $  368        $  423         $  368

Sales Data:
  Total first year life premiums and deposits                         $  201        $  157        $  599         $  472
  Variable and universal life first year premiums and deposits        $  158        $  108        $  457         $  323
  Total annuity deposits                                              $1,290        $1,129        $4,307         $3,385
  Mutual fund sales                                                   $1,027        $  972        $3,658         $2,878

Earnings per Share Calculation:
  Weighted average common shares outstanding - diluted                 788.7           n/a         785.0*           n/a
  Adjusted operating earnings per share - diluted                     $ 0.49           n/a        $ 1.45*           n/a

* Note: MetLife, Inc.'s initial public offering took place on April 5, 2000. Weighted average common shares outstanding - diluted and adjusted operating earnings per share - diliuted for the nine months ended September 30, 2000 are pro-forma assuming 786.2 million common shares outstanding beginning January 1, 2000 through the date of IPO.

                                 MetLife, Inc.
                        Consolidated Balance Sheet Data
                                   Unaudited
              (Dollar amounts in millions, unless otherwise noted)

                                                                       At                At
                                                                  September 30,     December 31,
                                                                      2000              1999
                                                                    ---------         ---------
Consolidated Balance Sheet Data:
General account assets                                              $ 182,386         $ 160,291
Separate account assets                                                75,103            64,941
                                                                    ---------         ---------
                                                                    $ 257,489         $ 225,232
                                                                    =========         =========
Policyholder liabilities (including amounts of closed block)        $ 141,264         $ 124,955
Short-term debt                                                     $   1,829         $   4,208
Long-term debt                                                      $   2,892         $   2,514
Company-obligated mandatorily redeemable capital securities         $   1,085         $       -
Common stock, at par value                                          $       8         $       -
Capital in excess of par value                                      $  14,926         $       -
Retained earnings                                                   $     583         $  14,100
Treasury stock                                                      $    (407)        $       -
Accumulated other comprehensive income (loss)                       $      97         $    (410)
Total equity                                                        $  15,207         $  13,690